AMENDMENT TO

DISTRIBUTION AGREEMENT

THIS AMENDMENT is made as of February 12, 2014, by and between JPMorgan Distribution Services, Inc., and the entities who are currently parties to the Distribution Agreement in place for the open-end investment companies in the J.P. Morgan Funds (the “Agreement”).

WHEREAS, the parties hereto wish to amend the Agreement to add JPMorgan Trust III, as well as to update the Agreement’s schedules.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the same meaning as are set forth in the Agreement.

2.	As of the date of the Amendment, Schedules A, B, C, D, E and F are replaced with new Schedules.

3.	This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

4.	This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

JPMorgan Distribution Services, Inc.

By:
Name:
Title:

J.P. Morgan Fleming Mutual Fund Group, Inc.
J.P. Morgan Mutual Fund Investment Trust
Undiscovered Managers Funds
JPMorgan Trust I
JPMorgan Trust II JPMorgan Trust III
JPMorgan Insurance Trust

By:
Name:
Title:

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SCHEDULE A

TO THE DISTRIBUTION AGREEMENT

(Effective as of February 12, 2014)

Name of Trust

Name ot Entity	State and Form of Organization
J.P. Morgan Fleming Mutual Fund Group, Inc	Maryland corporation
J.P. Morgan Mutual Fund Investment Trust	Massachusetts business trust
Undiscovered Managers Funds	Massachusetts business trust
JPMorgan Trust I	Delaware statutory trust
JPMorgan Trust II	Delaware statutory trust
JPMorgan Insurance Trust	Massachusetts business trust
JPMorgan Trust III	Delaware statutory trust

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